BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                         (Incorporated in Pennsylvania)
                                    Attorneys
                              650 College Road East
                           Princeton, New Jersey 08540



                                          October 20, 2000


Dendrite International, Inc.
1200 Mount Kemble Avenue
Morristown, New Jersey 07960-6797

Gentlemen:

     We have acted as counsel to Dendrite International, Inc., a New Jersey corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8, (Registration No. 333-[ ]) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an additional 2,500,000 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), to be offered by the Company to its employees, officers, directors and consultants under the 1997 Stock Incentive Plan, as amended (the "1997 Plan"). On each of September 16, 1997, November 10, 1997, April 21, 1998 and October 12, 1999, the Company filed its initial Registration Statement on Form S-8 (Registration No. 333-35701), and Amendment No. 1 (Registration No. 333-09090), Amendment No. 2 (Registration No. 333-09092) and Amendment No. 3 (Registration No. 333-11036) to such Registration Statement, respectively, with the Securities and Exchange Commission in order to, among other things, register under the Act an aggregate of 6,000,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted under the 1997 Plan. On May 12, 2000, the shareholders of the Company adopted an amendment to the 1997 Plan which increased the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1997 Plan from 6,000,000 to 8,500,000 shares.

     In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

      1. The issuance of the Shares in accordance with the terms of the 1997 Plan has been duly and validly authorized; and

      2. The Shares, when issued, delivered and sold in accordance with the terms of the 1997 Plan and the stock options, or other instruments authorized by such 1997 Plan, granted or to be granted thereunder, will be legally issued, fully paid and non-assessable.


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Dendrite International, Inc.
October 20, 2000
Page Two


      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    BUCHANAN INGERSOLL
                                    PROFESSIONAL CORPORATION
                                    (Incorporated in Pennsylvania)


                                    By: /s/William J. Thomas
                                        ----------------------------
                                        William J. Thomas